Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-268205

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 7, 2022)

Up to $500,000,000

Four Corners Property Trust, Inc.

Common Stock

On September 17, 2024, we entered into an equity distribution agreement (as may be amended from time to time, the “Equity Distribution Agreement”) with each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent and/or, as Forward Seller (as defined below) (in any such capacity, each a “Manager” and, collectively, the “Managers”) and the Forward Purchasers (as defined below) providing for the offer and sale of shares of our common stock, par value $0.0001 per share (“our common stock”), having an aggregate gross sales price of up to $500,000,000, from time to time through the Managers, acting as our sales agents, or, if applicable, as Forward Sellers, or directly to one or more of the Managers, acting as principal. Upon entry into the Equity Distribution Agreement, we terminated our prior at-the-market program. At the time of such termination, $45.2 million remained unsold under such prior program.

Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Managers, as our sales agents or as Forward Sellers, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law. The Equity Distribution Agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Managers, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), with each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC, or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through a Manager, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to a Manager, when acting as sales agent for a Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the applicable Manager, as Forward Seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share at such time. However, subject to certain exceptions and conditions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” in this prospectus supplement.

None of the Managers, whether acting as our sales agent or, if applicable, as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of our common stock on the terms agreed upon by such Manager, us and, in the case of shares offered through such Manager as Forward Seller, the relevant Forward Purchaser from time to time. The Equity Distribution Agreement provides that the shares of our common stock offered and sold through the Managers, as our sales agents or as Forward Sellers, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager at any given time.

We will pay the applicable Manager a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the shares of our common stock sold through such Manager, as our sales agent. In connection with each forward sale agreement, we will pay the applicable Manager, as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate agreed upon by us, such Manager and the applicable Forward Purchaser that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of our common stock sold through such Manager, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period).

Under the terms of the Equity Distribution Agreement, we may also sell shares of our common stock to one or more of the Managers as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal, we will enter into a separate written agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement.

Our charter imposes certain restrictions on the ownership and transfer of shares of our common stock and our other securities, in each case as may be appropriate to, among other purposes, assist in maintaining our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. You should read the information under the section entitled “Restrictions on Ownership and Transfer” beginning on page 25 of the accompanying prospectus for a description of these restrictions.

Shares of our common stock trade on the NYSE under the symbol “FCPT.” On September 16, 2024, the last sale price of shares of our common stock as reported on the NYSE was $30.48 per share.

Investing in shares of our common stock involves risks that are described in the “Risk Factors ” section beginning on page S-2 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley	Baird	Barclays	BofA Securities

Evercore ISI	Goldman Sachs & Co. LLC	J.P. Morgan

Mizuho	Raymond James	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is September 17, 2024.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in shares of our common stock. We have not, and the Managers and the Forward Purchasers have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference from a filing we made with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent any information incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, the information in such later filing shall be deemed to modify, update and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where to Find Additional Information” in the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Four Corners Property Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Four Corners Operating Partnership, LP, a Delaware limited partnership, which we refer to as the “Operating Partnership.”

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance, results of operations and pending acquisitions or dispositions contain forward-looking statements. We do not guarantee that the transactions or events described in or incorporated by reference into this prospectus supplement or the accompanying prospectus will happen as described (or that they will happen at all). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “assumes,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus reflect our views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in or contemplated by any forward-looking statement. We believe these factors include, but are not limited to, those described under “Risk Factors” in this prospectus supplement and under the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), as such factors may be updated from time to time in our periodic filings with the SEC, which documents are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any documents incorporated by reference herein and therein.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes.

S-iii

OUR COMPANY

We are a Maryland corporation and a REIT which owns, acquires and leases properties for use in the restaurant and retail industries. Substantially all of our business is conducted through the Operating Partnership, of which we are a majority limited partner and our wholly owned subsidiary, Four Corners GP, LLC, is its sole general partner. Our revenues are primarily generated by leasing properties to tenants through net lease arrangements under which the tenants are primarily responsible for ongoing costs relating to the properties, including utilities, property taxes, insurance, common area maintenance charges, and maintenance and repair costs. We focus on income producing properties leased to high quality tenants in major markets across the United States.

We were incorporated as a Maryland corporation on July 2, 2015. Shares of our common stock are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “FCPT.”

We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016, and we intend to continue to operate in a manner that will enable us to maintain our qualification as a REIT.

Our executive offices are located at 591 Redwood Highway, Suite 3215, Mill Valley, California 94941, and our telephone number is (415) 965-8030. Our web address is www.fcpt.com. The information on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investment in shares of our common stock involves risks. Before acquiring shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below, as well as the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated in our subsequent filings with the SEC under the Exchange Act. Please refer to the section entitled “Incorporation by Reference” included elsewhere in this prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects and might cause you to lose all or a part of your investment in shares of our common stock. Please also refer to the section entitled “Disclosure Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement.

Risks Related to This Offering and any Forward Sale Agreement

Future sales of shares of our common stock may depress the price of our shares.

We cannot predict whether future issuances of shares of our common stock or the availability of shares of our common stock for resale in the open market will decrease the market price of shares of our common stock. Any sales of a substantial number of shares of our common stock in the public market, including upon the redemption of common limited partnership units of the Operating Partnership (“OP Units”), or the perception that such sales might occur, may cause the market price of shares of our common stock to decline. Upon completion of this offering, the shares of our common stock sold in this offering will be freely tradable without restriction (other than any restrictions set forth in our charter relating to our qualification as a REIT).

The redemption of OP units in exchange for shares of our common stock or the vesting of any restricted stock granted to directors, officers and other employees under our stock incentive plans, the issuance of shares of our common stock or OP units in connection with property, portfolio or business acquisitions and other issuances of shares of our common stock (including by means of our currently effective shelf registration statement) could have an adverse effect on the market price of shares of our common stock. Furthermore, the existence of OP units and shares of our common stock reserved for issuance as restricted stock or upon redemption of OP units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future sales of shares of our common stock may be dilutive to our existing stockholders.

From time to time, we also may issue shares of our common stock or OP units in connection with property, portfolio or business acquisitions. We may grant demand or piggyback registration rights in connection with these issuances. The sale or issuance of substantial amounts of our common stock, or securities convertible into or exchangeable or exercisable for, shares of our common stock, or the perception that these sales or issuances could occur, may adversely affect the prevailing market price of shares of our common stock or may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.

Our share price could be volatile and could decline, resulting in a substantial or complete loss on our stockholders’ investment.

The stock markets (including the NYSE on which we list shares of our common stock) have experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock could be similarly volatile, and investors in shares of our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•	our operating performance and the performance of similar companies;

•	actual or anticipated differences in our operating results;

•	failure to close pending acquisitions;

•	changes in our revenue or earnings estimates or recommendations by securities analysts, or our failure to meet such estimates;

•	publication of research reports about us or our industry by securities analysts;

•	changes in market valuations of similar companies;

•	adverse market reaction to any debt or equity securities we may issue or additional debt we may incur in the future;

•	additions and departures of key personnel;

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented or incorporated by reference in this prospectus supplement;

•	actions by institutional stockholders;

•	changes in accounting principles;

•	terrorist acts, war and new or ongoing military conflicts;

•	disease outbreaks and pandemics; and

•	general market conditions, including factors unrelated to our performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Changes in market interest rates may adversely impact the value of our common stock.

The market price of shares of our common stock will generally be influenced by the distribution yield on shares of our common stock (as a percentage of the price of shares of our common stock) relative to market interest rates. Further increases in market interest rates may lead prospective purchasers of shares of our common stock to expect a higher distribution yield. In addition, higher market interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of shares of our common stock to decrease.

Broad market fluctuations could negatively impact the market price of shares of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of the common equity of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of shares of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations. Either of these factors could lead to a material decline in the per share market price of our common stock.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of shares of our common stock.

In the future, we may increase our capital resources by making additional offerings of debt or preferred equity securities, including senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of shares of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of shares of our common stock, or both. Holders of shares of our common stock are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of shares of our common stock and diluting their stock holdings in us.

Settlement provisions contained in any forward sale agreement subject us to certain risks.

Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (i) insufficient shares of our common stock have been made available for borrowing by securities lenders or (ii) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of specified amounts (other than an extraordinary dividend), (ii) securities of another company as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (i) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (ii) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.

The forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a specified floating interest rate factor less a spread. If the specified floating interest rate factor is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of dividends we expect to declare on our common stock during the term of such forward sale agreement.

Except under certain circumstances and conditions, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Plan of Distribution—Sales Through Forward Sellers.”

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.

In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of shares of our common stock under such agreement.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gain or loss is recognized by a corporation when it deals in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In any such event, we may be able to rely upon certain relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the section titled “United States Federal Income Tax Considerations” in the accompanying prospectus, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We have in the past entered, and may in the future enter, into forward sale transactions that subject us to risks similar to those described above.

We have previously entered into forward sale agreements and may in the future enter into forward sale agreements that are not part of this and other offerings. As of September 17, 2024, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) a total of 2,636,128 shares of our common stock pursuant to forward sale agreements. These forward sale agreements subject us to risks that are substantially similar to the risks described above in this section.

USE OF PROCEEDS

We intend to contribute the net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers and any net cash proceeds we receive upon settlement of any forward sale agreement with the relevant Forward Purchasers to the Operating Partnership in exchange for OP Units. The Operating Partnership intends to use such net proceeds for general corporate purposes.

Pending application of cash proceeds, the Operating Partnership will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to continue to qualify for taxation as a REIT.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser and the relevant Manager, as Forward Seller. Each Forward Purchaser will be either the applicable Manager (or its affiliate) or another Manager (or its affiliate), as designated by the applicable Manager, as Forward Seller, and agreed to by such Forward Purchaser and by us. As a result, the Manager, as Forward Seller, and the applicable Forward Purchaser will receive the proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

For additional information, see “Plan of Distribution—Other Relationships.”

PLAN OF DISTRIBUTION

On September 17, 2024, we entered into the Equity Distribution Agreement with the Managers and Forward Purchasers providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $500,000,000, from time to time through the Managers, acting as our sales agents, or, if applicable, as Forward Sellers, or directly to one or more of the Managers, acting as principal.

The Equity Distribution Agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Managers, we may enter into separate forward sale agreements with the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the applicable Manager, as Forward Seller.

Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Managers, as our sales agents or, as applicable, as Forward Sellers, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

None of the Managers, whether acting as our sales agent or, as applicable, as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of our common stock on the terms agreed upon by such Manager, us and, in the case of shares offered through such Manager as Forward Seller, the relevant Forward Purchaser from time to time. The Equity Distribution Agreement provides that shares of our common stock offered and sold through the Managers, as our sales agent or as Forward Sellers, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager at any given time.

We will report at least quarterly the number of shares of common stock sold by or through the Managers acting as our sales agents or as principal, the number of shares of common stock sold through the Managers as Forward Sellers, the net proceeds to us, the aggregate compensation paid by us to the Managers in connection with those sales of our common stock, the number of shares of common stock sold or delivered upon settlement of any forward sale agreements, in each case during such fiscal quarter, and the number of shares of common stock remaining for future settlement under any forward sale agreements as of the end of such fiscal quarter.

The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate gross sales price of up to $500,000,000 (including shares sold by us to or through the Managers and borrowed shares sold through the Managers as Forward Sellers) and (2) the termination of the Equity Distribution Agreement by us or by the parties thereto by mutual agreement. Any Manager or Forward Purchaser may also terminate the Equity Distribution Agreement but only with respect to itself.

We have agreed in the Equity Distribution Agreement to provide indemnification and contribution to the Managers and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act. We have also agreed, under certain circumstances, to reimburse the Managers and the Forward Purchasers for certain of their out-of-pocket expenses, including fees and expenses of counsel, in connection with the transactions contemplated by the Equity Distribution Agreement. To the extent that we have not sold shares of our common stock having an aggregate gross sales price of $45,000,000 by the two-year anniversary of the Equity

Distribution Agreement (including any shares sold to any Manager on a principal basis pursuant to the Equity Distribution Agreement and any separate written agreement as contemplated under the Equity Distribution Agreement) (or such earlier date at which we terminate the Equity Distribution Agreement), we have agreed, subject to certain limitations, to reimburse the Managers and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers and the Forward Purchasers, up to a maximum aggregate amount of $150,000.

In connection with the offering, the Managers or securities dealers may distribute this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering, by electronic means, such as e-mail.

We estimate that the total expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the Equity Distribution Agreement, excluding commissions and discounts, will be approximately $315,000. The remaining sale proceeds from the sale of any shares of our common stock by us to or through the Managers, after deducting discounts and commissions, any transaction fees, transfer taxes or similar taxes or fees imposed by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over us or any of our subsidiaries or any of our or their respective properties, assets or operations or any self-regulatory organization in respect of such sales, shall constitute the net proceeds from our common stock sold by us to or through the Managers pursuant to this prospectus supplement and the accompanying prospectus. As described below under “—Sales Through Forward Sellers,” we will not receive any proceeds from the sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the applicable Manager, as Forward Seller.

Sales Through Managers as Our Sales Agents or to Managers as Principal

In connection with any offers of shares of our common stock through a Manager, acting as our sales agent, we will deliver instructions directing such Manager, as our sales agent, to offer and sell the applicable shares of common stock on our behalf. Such instructions shall specify the maximum number of shares to be sold on such trading day or any limitations on the number of shares that may be sold on any one day and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the Equity Distribution Agreement and the acceptance of such instructions from us by the applicable Manager, such Manager has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell, as our sales agent, all of the shares so designated for sale by us in accordance with such instructions, on the terms and subject to the conditions set forth in the Equity Distribution Agreement. We or any Manager may at any time immediately suspend the offering of shares of our common stock through such Manager, as our sales agent, upon notice to the other party.

The applicable Manager will provide written confirmation to us following the close of trading on the NYSE on each day on which shares of our common stock are sold through such Manager, as our sales agent, under the Equity Distribution Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross offering proceeds received from such sale, the aggregate net proceeds and the compensation payable by us to such Manager in connection with such sales of our common stock.

We will pay the applicable Manager a commission at a rate agreed upon by us and such Manager that will not exceed, but may be lower than, 2.0% of the gross sales price of the shares of our common stock sold through such Manager, as our sales agent under the Equity Distribution Agreement.

Under the terms of the Equity Distribution Agreement, we may also sell shares of our common stock to one or more of the Managers, as principal, at a price to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal, we will enter into a separate written agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. None of the Managers has any obligation to purchase shares of common stock from us and may elect whether or not to do so in its sole and absolute discretion.

We expect that settlement for sales of our common stock through a Manager, acting as our sales agent, or to a Manager, acting as principal, as well as settlement between such Manager and buyers of such shares in the market, will occur on the first business day (or on such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of each Manager under the Equity Distribution Agreement are subject to a number of conditions, which such Manager may waive in its sole and absolute discretion.

Sales Through Forward Sellers

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement.

In connection with any forward sale agreement, we will deliver instructions to the relevant Manager directing such Manager, as Forward Seller, to offer and sell the applicable borrowed shares of our common stock on behalf of the relevant Forward Purchaser. Such instructions shall specify the maximum number of shares to be sold on such trading day and the minimum price per share at which such shares may be sold, among other specifications. Subject to, among other things the terms and conditions in the Equity Distribution Agreement and the acceptance of such instructions from us by the applicable Manager, such Manager has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell, as Forward Seller, all of the shares so designated for sale by us in accordance with such instructions. We or the applicable Manager may at any time immediately suspend the offering of shares of our common stock through such Manager, as Forward Seller, upon notice to the other party.

The applicable Manager will provide written confirmation to us following the close of trading on the NYSE on each day on which shares of our common stock are sold through such Manager, as Forward Seller, under the Equity Distribution Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross offering proceeds received from such sale, the net proceeds and the compensation payable by us or the applicable Forward Purchaser, as applicable, to such Manager in connection with such sales of our common stock.

In connection with each forward sale agreement, we will pay the applicable Manager, as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate agreed upon by us, such Manager and the applicable Forward Purchaser that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of our common stock sold through such Manager, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period).

We expect that settlement between a Forward Purchaser and the relevant Manager, as Forward Seller, for sales of borrowed shares of our common stock, as well as settlement between such Manager and buyers of such shares in the market, will occur on the first business day (or on such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for the payment of the net proceeds therefor. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of a Forward Purchaser and the applicable Manager, as Forward Seller, under the Equity Distribution Agreement are subject to a number of conditions, which such Forward Purchaser and Manager, respectively, may waive in their sole and absolute discretion.

Pursuant to each forward sale agreement, if any, we will have the right to issue and deliver to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the Equity Distribution Agreement by the relevant Manager, as Forward Seller, during the applicable forward selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments for daily accruals and any dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement, as described in the next paragraph. We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through a Manager, as Forward Seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement Although, we will generally have the right, subject to certain exceptions and conditions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share at such time under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a specified floating interest rate factor less a spread. If the specified floating interest rate factor is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of dividends we expect to declare on our common stock during the term of such forward sale agreement.

We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, funds from operations per share and adjusted funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, funds from operations per share or adjusted funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on the specified floating interest rate factor less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.

Except under certain circumstances and conditions, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.

Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (i) insufficient shares of our common stock have been made available for borrowing by securities lenders or (ii) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of specified amounts (other than an extraordinary dividend), (ii) securities of another company as a result of a spin-off or similar transaction, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (i) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (ii) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreements, and we would not receive any proceeds pursuant to the forward sale agreements. For further information, see “Risk Factors—In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of shares of our common stock under such agreement.”

The descriptions of certain provisions of the forward sale agreements in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the Equity Distribution Agreement, and the Equity Distribution Agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where To Find Additional Information” in the accompanying prospectus.

Other Relationships

Some or all of the Managers and Forward Purchasers and/or their respective affiliates have provided and in the future may provide investment banking, commercial banking and/or other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and may in the future receive compensation. Certain affiliates of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Raymond James & Associates, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC are lenders and/or agents under our revolving credit facility and/or our term loan. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, we may borrow or re-borrow in the future under the revolving credit facility and/or our term loan, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts.

Robert W. Baird & Co. Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our Credit Facility, a fee in connection with this offering.

In addition, in the ordinary course of their business activities, the Managers, the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. The Managers, the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the proceeds from the sale of any such borrowed shares will be received by the applicable Forward Purchaser and the relevant Manager, as Forward Seller. Each Forward Purchaser will be either the applicable Manager (or its affiliate) or another Manager (or its affiliate), as designated by the applicable Manager, as Forward Seller, and agreed to by such Forward Purchaser and by us. As a result, the Manager, as Forward Seller, and the applicable Forward Purchaser will receive the proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

LEGAL MATTERS

Certain legal matters, including certain tax matters, will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Ballard Spahr LLP, Baltimore, Maryland, will pass upon the validity of the shares of our common stock to be issued by us and sold in this offering and certain other matters under Maryland law. Certain legal matters will be passed upon for the Managers, the Forward Sellers and the Forward Purchasers by Vinson & Elkins L.L.P., Washington, D.C. Sidley Austin LLP, New York, New York, has advised the Forward Sellers and the Forward Purchasers with respect to the forward sale agreements.

EXPERTS

The consolidated financial statements and related financial statement schedule of Four Corners Property Trust, Inc. as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024 and June 30, 2024;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2024;

•	our Current Reports on Form 8-K filed on March 7, 2024, March 14, 2024, May 6, 2024 and June 10, 2024; and

•

our registration statement on Form 10 filed with the SEC on August 11, 2015, as amended and declared effective on October  21, 2015, including, without limitation, the description of capital stock contained in such registration statement, and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

You may obtain copies of the documents we incorporate by reference, at no cost, upon written or oral request, by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:

Four Corners Property Trust, Inc.

591 Redwood Highway, Suite 3215

Mill Valley, California

(415) 965-8030

Attn: Investor Relations

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at http://www.fcpt.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which they form a part.

PROSPECTUS

FOUR CORNERS PROPERTY TRUST, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

We may offer, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of our common stock, par value $0.0001 per share;

•	Shares of our preferred stock, par value $0.0001 per share;

•	Debt securities;

•	Depositary shares, representing an interest in our preferred stock;

•	Warrants to purchase our common stock, preferred stock or depositary shares representing an interest in our preferred stock; and

•	Rights to purchase our common stock.

The selling securityholders may offer and sell shares of our common stock. We refer to the shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, and rights collectively as the “securities.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we or any of the selling securityholders offer and sell the securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering.

The specific terms of each series or class of the securities set forth in the applicable prospectus supplement may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

We may offer and sell the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. For more detailed information, see “Plan of Distribution.” No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FCPT.” On November 4, 2022, the last reported sale price of our common stock on the NYSE was $26.51 per share. Our principal executive offices are located at 591 Redwood Highway, Mill Valley, California 94941, and our telephone number is (415) 965-8030.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 7, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Four Corners Property Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Four Corners Operating Partnership, LP, a Delaware limited partnership, which we refer to as the “Operating Partnership.”

FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this prospectus that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance, results of operations and pending acquisitions or dispositions contain forward-looking statements. We do not guarantee that the transactions or events described in or incorporated by reference into this prospectus will happen as described (or that they will happen at all). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “assumes,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in, or incorporated by reference into, this prospectus reflect our views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in or contemplated by any forward-looking statement. We believe these factors include, but are not limited to, those described under “Risk Factors” in this prospectus and under the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), as such factors may be updated from time to time in our periodic filings with the SEC, which documents are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any documents incorporated by reference herein.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes.

OUR COMPANY

We are a Maryland corporation and a REIT that owns, acquires and leases properties for use in the restaurant and retail industries. Substantially all of our business is conducted through the Operating Partnership, of which we are a majority limited partner and our wholly owned subsidiary, Four Corners GP, LLC, is its sole general partner. Our revenues are primarily generated by leasing properties to tenants through net lease arrangements under which the tenants are primarily responsible for ongoing costs relating to the properties, including utilities, property taxes, insurance, common area maintenance charges, and maintenance and repair costs. We focus on income producing properties leased to high quality tenants in major markets across the United States.

We were incorporated as a Maryland corporation on July 2, 2015. Shares of our common stock are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “FCPT.”

We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016, and we intend to continue to operate in a manner that will enable us to maintain our qualification as a REIT.

Our executive offices are located at 591 Redwood Highway, Suite 3215, Mill Valley, California 94941, and our telephone number is (415) 965-8030. Our web address is www.fcpt.com. The information on or accessible through our website does not constitute a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership in exchange for operating partnership units. The Operating Partnership will use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures, the redevelopment of properties in our portfolio, working capital and other general purposes. Pending application of cash proceeds, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.

We will not receive any proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

Further details regarding the use of net proceeds from the sale of any securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our charter (“our charter”) provides that we may issue up to 500,000,000 shares of common stock, par value $0.0001 per share (“common stock”), and 25,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). Our charter authorizes our board of directors, without any action by our stockholders, to amend our charter from time to time to increase or decrease the 525,000,000 aggregate number of authorized shares of common stock or preferred stock or the number of shares of stock of any class or series that we have authority to issue.

As of November 2, 2022, 83,887,293 shares of common stock and no shares of preferred stock were outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over the shares of common stock with respect to dividends, distributions and rights upon liquidation, and our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest. We do not have present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors, without prior stockholder approval (subject to certain exceptions), to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change in control of our company that might involve a premium price for holders of our securities or otherwise be in the best interest of our stockholders.

DESCRIPTION OF COMMON STOCK

The following is a summary of some of the terms and provisions of our common stock. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, copies of which have previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find Additional Information.”

Authorization and Issuance

All shares of common stock offered by this prospectus will be duly authorized and, upon receipt of the consideration therefor, validly issued, fully paid and nonassessable.

Voting Rights

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of shares of common stock vote together as a single class and possess exclusive voting power. Nominees for director in an election in which the number of nominees is equal to the number of open board seats are elected by a majority of the votes cast. If the number of nominees in an election exceeds the number of open board seats, directors are elected by a plurality vote, as provided in our bylaws. A majority of the votes cast by stockholders is sufficient to approve any other matter, unless a different vote is required by our bylaws, rule, regulation or statute, or by our charter.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by a majority of its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Distributions, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all of our debts and liabilities and any shares with preferential rights thereto.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.

Restrictions on Ownership and Transfer

Holders of common stock will be subject to the ownership and transfer restrictions set forth in our charter. See “Restrictions on Ownership and Transfer.”

Certain Provisions of Maryland Law and Our Charter and Bylaws

For a description of certain provisions of Maryland law and our charter and bylaws that may affect the rights and restrictions related to our common stock, see “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

Exchange Listing

Our common stock is listed on the NYSE under the symbol “FCPT.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of some of the terms and provisions of our preferred stock. The specific terms and provisions of any series of preferred stock will be described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter (which will include the articles supplementary relating to any series of preferred stock) and bylaws, copies of which have previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find Additional Information.”

General

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our charter authorizes our board of directors to classify or reclassify and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise might be in their best interest. The preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Any prospectus supplement relating to a series of preferred stock will describe the specific terms of such securities, which may include:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of additional material U.S. federal income tax considerations;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

in addition to those limitations described below, any other limitations on actual or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Restrictions on Ownership and Transfer

Holders of preferred stock will be subject to the ownership and transfer restrictions set forth in our charter. See “Restrictions on Ownership and Transfer.”

Certain Provisions of Maryland Law and Our Charter and Bylaws

For a description of certain provisions of Maryland law and our charter and bylaws that may affect the rights and restrictions related to our preferred stock, see “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

Transfer Agent and Registrar

The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “our company,” “we,” “our” or “us” refer to Four Corners Property Trust, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than our company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service (“IRS”) a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants or rights issued by us that may be offered and sold pursuant to this prospectus.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, Maryland law and our charter and bylaws, copies of which have previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required under Maryland law nor more than 15 directors. Our charter and bylaws provide that any vacancy that results from an increase in the number of directors may be filled by a majority of the board of directors and any other vacancy may be filled by a majority of the board of directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Pursuant to our bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Nominees for director in an election in which the number of nominees is equal to the number of open board seats are elected by a majority of the votes cast. If the number of nominees in an election exceeds the number of open board seats, directors are elected by a plurality vote, as provided in our bylaws.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of our then outstanding capital stock entitled to be cast generally in the election of directors.

Business Combinations

Our charter provides that the Maryland Business Combination Act will not apply to any business combination between us and any person. This charter provision may be rescinded or amended only upon the recommendation of our board of directors and with the approval of the holders of at least a majority in voting power of our outstanding stock entitled to vote on such matter. If it were not for this election, under the MGCL, certain “business combinations” between us and any interested stockholder or affiliate of an interested stockholder would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of a supermajority of stockholders.

Control Share Acquisitions

Our charter provides that the Maryland Control Share Acquisition Act will not apply to any acquisition by any person of any shares of our capital stock. This charter provision may be rescinded or amended only upon the recommendation of our board of directors and with the approval of the holders of at least a majority in voting power of our outstanding stock entitled to vote on such matter. If it were not for this exemption, Maryland law would provide that holders of issued and outstanding shares of our stock acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter.

Subtitle 8

Our charter provides that we are prohibited from electing to be subject to the “unsolicited takeover” provisions of Subtitle 8 of Title 3 of the MGCL. Such provisions permit a Maryland corporation with (i) a class of equity securities registered under the Exchange Act and (ii) at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors (notwithstanding any contrary provision in its charter or bylaws), to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified; and

•	a majority requirement for the calling of a special meeting of stockholders.

This charter provision may be rescinded or amended only upon the recommendation of our board of directors and with the approval of the holders of at least a majority in voting power of our outstanding stock entitled to vote on such matter.

Amendment of Our Charter and Bylaws and Approval of Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage of stockholders, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that the affirmative vote of the holders of at least a majority in voting power of our outstanding stock entitled to vote on such matters will be required to approve all charter amendments or the other extraordinary actions listed above. However, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Our charter requires the affirmative vote of the holders of at least a majority in voting power of our outstanding stock to amend any provision of the charter other than those amendments permitted to be made without stockholder vote by law or specific provision of the charter. Accordingly, at least a majority in voting power of our outstanding stock entitled to vote on such matters is required in order to amend provisions in our charter relating to restrictions on transfer and ownership of our stock, our election to opt-out of the Maryland Business Combination Act, the Maryland Control Share Acquisition Act and Subtitle 8, amendment of our bylaws by the stockholders, the procedure for calling special meetings of stockholders and the stockholder action voting requirements described above.

Our board of directors has the authority, without any action by our stockholders, to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue, including by effecting a reverse stock split.

Our charter and bylaws provide that our bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the board of directors. All such amendments must be approved by either the affirmative vote of a majority in voting power of our outstanding stock entitled to vote thereon or by a majority of the entire board of directors then in office, as applicable.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than ten percent of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous consent, if that consent sets forth that action and is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, at any annual meeting of stockholders, proposals of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who was a stockholder of record at the time of provision of notice and on the record date for the meeting, is entitled to vote at the meeting in the election of directors or on such other proposed business and who has complied with the advance notice procedures of our bylaws. The stockholder generally must provide notice to the secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of preceding year’s annual meeting.

Only the business specified in our notice of meeting may be brought before any special meeting of stockholders. Our bylaws provide that nominations of individuals for election to our board of directors at a meeting of stockholders may be made only (1) by or at the direction of the board of directors or (2) by any stockholder of record at the time of provision of the notice and on the record date for the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice, containing the information required by our bylaws, is delivered to the secretary (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of our preceding year’s annual meeting; provided that in the case of the first annual meeting or if the date of the annual meeting is changed by more than twenty-five days from such anniversary date, notice must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made, or (ii) in the case of a special meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting stockholder meetings.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active or deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that limits, to the maximum extent permitted by Maryland law, the liability of our directors, but not our officers, to us and our stockholders for money damages.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter and bylaws require that we indemnify our directors and officers (including any person who is or was a director or officer of ours serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) to the fullest extent authorized by Maryland law, in effect from time to time. Such right to indemnification continues as to our former directors or officers and also inures to the benefit of the heirs, executors and personal and legal representatives of our directors and officers. We are not obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by director or officer unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors, except for proceedings to enforce rights to indemnification. Our directors and officers also have a right to be advanced by us any expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon our receipt of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by us under our charter and a written affirmation by the director or officer of the director’s or officer’s good faith belief that the standard necessary for indemnification has been met. Our charter and bylaws also provide that we may, to the extent authorized from time to time by our board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of ours similar to those conferred in our charter and bylaws to our directors and officers and to such further extent as shall be permitted by applicable Maryland law.

In respect to our obligations to provide indemnification to directors and officers for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that, in the opinion of the

SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain insurance on behalf of our directors and officers, insuring them against liabilities that they may incur in such capacities or arising from this status.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The restrictions on transfer and ownership of our stock set forth in our charter will prohibit any person from acquiring more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, without the prior consent of our board of directors. Because our board of directors will be able to approve exceptions to the ownership limits, the ownership limits will not interfere with a merger or other business combination approved by our board of directors. See “Restrictions on Ownership and Transfer.”

The provisions described above, along with other provisions of the MGCL and our charter and bylaws discussed above and the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control of us that might involve a premium price for our securities or otherwise be in the best interest of our securityholders, and could increase the difficulty of consummating any offer.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock (after taking into account any options to acquire shares) may be owned, directly or indirectly, or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock that are intended to, among other purposes, assist us in complying with these requirements. Our charter provides that, subject to the exceptions described below, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding stock, referred to as the “Aggregate Stock Ownership Limit,” or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock, referred to as the “Common Stock Ownership Limit.” The Aggregate Stock Ownership Limit and the Common Stock Ownership Limit are referred to collectively as the “Ownership Limits.”

The charter further provides that (a) no person may beneficially or constructively own shares that would result in the Company’s being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, (i) beneficial or constructive ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), or (ii) as a result of any “eligible independent contractor” that operates a “qualified health care property” or a “qualified lodging facility”, as such terms are defined in the Code, on behalf of a taxable REIT subsidiary failing to qualify as such), (b) no person may beneficially or constructively own shares to the extent that such ownership could result in us failing to qualify as a “domestically controlled qualified investment entity” within the meaning of the Code, and (c) any transfer of shares that, if effective, would result in stock being beneficially owned by fewer than 100 persons will be void ab initio. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares that resulted in a transfer of shares to the charitable trust (as described below), is required to give notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior notice, and provide us with such other information as we may request in order to determine the effect of such transfer, if any, on our status as a REIT.

The board of directors, in its sole discretion, may exempt a proposed transferee from the Ownership Limits, which transferee is referred to in this prospectus as an “Excepted Holder.” However, the board of directors may not grant such an exemption to any person if such exemption would result in the Company being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT. Also, in order to be considered by the board of directors as an Excepted Holder, a person must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant (other than a taxable REIT subsidiary). This restriction is designed to ensure that rents from a tenant will qualify as “rents from real property” in satisfying the gross income tests applicable to REITs under the Code. The person seeking an exemption must represent to the satisfaction of the board of directors that it will not violate the two foregoing restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the charitable trust. The board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT. The board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such an exemption.

In connection with granting a waiver of the Ownership Limits or creating an excepted holder limit or at any other time, the board of directors may from time to time increase or decrease the Ownership Limits, unless, after giving effect to such decrease or increase, we would be “closely held” under Section 856(h) of the Code or otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our shares of all classes and series of stock, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or our shares of all classes and series of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common stock or shares of all classes or series of stock, as applicable, will violate the decreased ownership limit.

Our charter provides that, if any transfer of shares would result in shares being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, our charter provides that, if any transfer of shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the other transfer or ownership limitations described above (a “Prohibited Owner”), then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares held in the charitable trust will be issued and outstanding shares. Our charter provides that the Prohibited Owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. Our charter provides that the trustee of the charitable trust (the “Charitable Trustee”) will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the Charitable Trustee will be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Charitable Trustee. Any dividend or other distribution so paid to the Charitable Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the charitable trust, our charter provides that the Charitable Trustee will have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the charitable trust and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary. However, our charter provides that if we have already taken irreversible corporate action, then the Charitable Trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, our charter provides that the Charitable Trustee must sell the shares held in the charitable trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the charter. Upon such sale, our charter provides that the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee must distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner will receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our charter) of such shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the charitable trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then our charter provides that (a) such shares will be deemed to have been sold on behalf of the charitable trust and (b) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the Charitable Trustee upon demand.

In addition, our charter provides that shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date that we, or our designee, accepts such offer. We will have the right to accept such offer until the Charitable Trustee has sold the shares held in the charitable trust. Upon such a sale to us, our charter provides that the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee will distribute the net proceeds of the sale to the Prohibited Owner.

All certificates evidencing our shares will bear a legend referring to the restrictions described above. Instead of a legend, the certificate may state that we will issue a full statement of certain restrictions on ownership and transferability to a stockholder on request and without charge.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of all classes or series of stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of stock that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Ownership Limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Ownership Limits.

The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

The ownership limitations contained in the charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our shares or otherwise be in the best interest of our stockholders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the purchase, ownership or disposition of our capital stock and debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, rights, preferred stock and depositary shares) may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Four Corners Property Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

•	the legislative history of the Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the purchase, ownership and disposition of our capital stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General. We were incorporated as a Maryland corporation on July 2, 2015 as a wholly owned indirect subsidiary of Darden Restaurants, Inc. (“Darden”). On November 9, 2015, Darden completed a spin-off of us (the “Spin-Off”)

whereby we became an independent, publicly traded, self-administered company, primarily engaged in the ownership, acquisition and leasing of restaurant properties. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2016. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2016, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property.”

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. These rules also apply to the sale of any asset we held on January 1, 2016 (the effective date of our REIT election) to the extent the basis of such asset was less than the fair market value of such asset on January 1, 2016. In addition, under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•

Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•	Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations,

requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we and our operating partnership may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•

We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We lease restaurant properties to one of our taxable REIT subsidiaries, Kerrow Holdings, LLC. We have structured these leases and currently intend to structure future leases, if any, to qualify as true leases for U.S. federal income tax purposes. However, because we own 100% of our taxable REIT subsidiaries and do not expect to qualify for the exception described above for rents received from our taxable REIT subsidiaries, we expect that all of the rent received from any such subsidiaries will not be treated as “rents from real property.”

We generally do not intend, and, as the sole owner of the general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 20% (25% for taxable years beginning before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we and our operating partnership may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”

Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, subsidiary REITs we may own from time to time may not be publicly offered REITs. We do not currently own an interest in any subsidiary REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the sole owner of the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” These rules also apply to the sale of any asset we held on January 1, 2016 (the effective date of our REIT election) to the extent the basis of such asset was less than their fair market value of such asset on January 1, 2016. In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

To qualify as a REIT, we may not have any earnings and profits attributable to non-REIT years. In connection with our Spin-Off from Darden, Darden allocated its accumulated earnings and profits (as determined for U.S. federal income tax purposes) for periods prior to the consummation of the Spin-Off between Darden and us in a manner that, in Darden’s best judgment, was in accordance with provisions of the Code. In order to comply with the requirement that we distribute accumulated earnings and profits attributable to non-REIT years, we declared and paid a special dividend to our stockholders on March 2, 2016 (the “Purging Distribution”). The Purging Distribution was designed to distribute our accumulated earnings and profits attributable to our non-REIT years, including the earnings and profits allocated to us by Darden in connection with the Spin-Off and the earnings and profits we generated in our short taxable year ended December 31, 2015.

Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Foreclosure Property. The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.

Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. We hold substantially all of our investments indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our operating partnership) for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities

The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Capital Stock” below) or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or debt securities being taken into account in an applicable financial statement;

•	persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; and

•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a

“pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our capital stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our capital stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”

Taxation of Holders of Our Debt Securities

The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the non-U.S. holder is not a controlled foreign corporation related to our operating partnership through actual or constructive stock ownership; and

•

either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement or a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock or debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

Tax Matters Agreement

In connection with the Spin-Off, we entered into a Tax Matters Agreement with Darden on November 9, 2015 (the “Tax Matters Agreement”) that governs our and Darden’s respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Spin-Off and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, tax returns, tax contests and certain other tax matters.

The Tax Matters Agreement provides special rules allocating tax liabilities in the event the Spin-Off, together with certain related transactions, was not tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Darden that arise from the failure of the Spin-Off and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, as applicable, and certain other relevant provisions of the Code, to the extent that the failure to qualify is attributable to actions taken by such party.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of the Depositary. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

The Depositary has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The Depositary holds securities that its participants deposit with the Depositary. The Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in the Depositary include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. The Depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for the Depositary, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary’s system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Purchases of securities under the Depositary’s system must be made by or through direct participants, which will receive a credit for the securities on the Depositary’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from the Depositary of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with the Depositary will be registered in the name of the Depositary’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. The Depositary has no knowledge of the actual beneficial owners of the securities. The Depositary’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to the Depositary. If less than all of the securities of a particular series are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither the Depositary nor Cede & Co. (or such other nominee of the Depositary) will consent or vote with respect to the securities. Under its usual procedures, the Depositary will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of the Depositary or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of the Depositary, is our responsibility, disbursement of payments to direct participants is the responsibility of the Depositary, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of the Depositary and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

The Depositary may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

the Depositary notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of the Depositary’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on the Depositary’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in the Depositary, on the other hand, are also subject to the Depositary’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in the Depositary, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in the Depositary will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of the Depositary. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the Depositary’s settlement date.

Other

The information in this section of this prospectus concerning the Depositary, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of the Depositary, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact the Depositary, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that the Depositary, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by the Depositary, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference therein.

PLAN OF DISTRIBUTION

We or any of the selling securityholders may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of our capital stock and certain other matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain legal matters, including certain tax matters, will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP will rely as to certain matters of Maryland law on the opinion of Ballard Spahr LLP.

EXPERTS

The consolidated financial statements and related financial statement schedule of Four Corners Property Trust, Inc. as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.fcpt.com. The information on our web site, however, is not, and shall not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022;

•	the portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2022 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Current Reports on Form 8-K filed on June 14, 2022, October 21, 2022 and October 25, 2022; and

•

our registration statement on Form 10 filed with the SEC on August 11, 2015, as amended and declared effective on October  21, 2015, including, without limitation, the description of capital stock contained in such registration statement, and all reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Four Corners Property Trust, Inc.

591 Redwood Highway, Suite 3215

Mill Valley, California

(415) 965-8030

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or the applicable prospectus supplement. Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at http://www.fcpt.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus.

Up to $500,000,000

Common Stock

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September 17, 2024